Exhibit 10.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

OVERSEAS SHIPHOLDING GROUP, INC.

Overseas Shipholding Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

A.	The name of the Corporation is Overseas Shipholding Group, Inc. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 5, 2014 (the “Original Amended and Restated Certificate of Incorporation”) in accordance with Sections 245 and 303 of the General Corporation Law of the State of Delaware in furtherance of (and required by) that certain order of the United States Bankruptcy Court for the District of Delaware dated July 18, 2014 (the “Order”).

B.	The Corporation filed a Certificate of Amendment of the Original Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on June 7, 2016.

C.	The Original Amended and Restated Certificate of Incorporation is hereby further amended and restated to read in its entirety as set forth below:

FIRST: The name of the Corporation is OVERSEAS SHIPHOLDING GROUP, INC.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, Delaware 19904. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or supplemented from time to time (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 227,987,800 consisting of the following classes: (a) 166,666,666 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), (b) 1,321,134 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and (c) 60,000,000 shares of preferred stock, par value $0.01 per share, which may be issued in one or more series as the Board of Directors may determine from time to time by resolution as provided in DGCL Section 151(g) and in accordance with Section C of this Article FOURTH (the “Preferred Stock”; and together with the Common Stock and with any other class of stock the Corporation may hereafter authorize, the “Capital Stock”).

Capitalized terms used in this Article FOURTH that have not been previously defined have the meanings ascribed thereto in Section G of this Article FOURTH.

A. Common Stock.

1. Rights and Restrictions. Subject to the provisions of applicable law and this Article FOURTH, shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same relative rights, powers, preferences and privileges.

2. Voting. Subject to the provisions of applicable law and this Article FOURTH, the holders of shares of Common Stock shall vote on all matters submitted to a vote of the Corporation’s stockholders as a single class and be entitled to one vote per share.

3. Dividend; Changes in Common Stock.

(a) Holders of shares of Common Stock shall be entitled to receive dividends and other distributions of cash, stock or property of the Corporation as may be declared by the Board of Directors from time to time out of funds legally available therefor; provided that such dividends and distributions shall, other than as provided in Section B of this Article FOURTH, be declared on a proportionate basis per share of Common Stock and, in the case of a stock dividend, in accordance with clause (b) below; and provided further, such dividends and distributions shall not, in the reasonable judgment of the Board of Directors when declaring such dividend or distribution, impair the ability of the Corporation to distribute the Aggregate Available Distribution.

(b) In the case of dividends payable in Common Stock or rights to subscribe for Common Stock, only shares of Class A Common Stock or rights to subscribe for shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and Class B Common Stock.

(c) The Corporation shall not in any manner combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock, unless the outstanding shares of all classes of Common Stock shall be proportionately combined.

(d) The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock, unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided; provided that in the event the Common Stock is subdivided, only shares of Class A Common Stock shall be distributed with respect to the subdivision of Class A Common Stock and Class B Common Stock.

4. Rights upon Liquidation. Upon the liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to share equally on a per-share basis in the assets of the Corporation available for distribution to the holders of Common Stock; provided, that, to the extent permitted by applicable law, if at the time of commencement of any such proceeding, either the Professional Liability Action is continuing or the Net Litigation Recovery has been received by the Corporation but the Aggregate Available Distribution has not been distributed to the holders of the Class B Common Stock, then the plan, order or other action relating to such proceeding will provide that the holders of the Class B Common Stock, in connection with such proceeding shall receive the right to the participate in any eventual Net Litigation Recovery to the same extent that they would otherwise have been entitled pursuant to this Amended and Restated Certificate of Incorporation.

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5. Conversion of Class B Common Stock.

(a) Mandatory Conversion. Each share of Class B Common Stock shall be automatically converted into a share of Class A Common Stock on the 10th business day (the “Mandatory Conversion Date”) after both a final order entering judgment for or against the defendants in the Professional Liability Action and the distribution of the Aggregate Available Distribution to the holders of Class B Securities. The Corporation shall provide notice of such automatic conversion of Class B Common Stock to Class A Common Stock on the Net Litigation Recovery Announcement Date. Such notice shall be provided by any means then permitted by the DGCL; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Such notice shall, as appropriate, (A) state the Mandatory Conversion Date; (B) specify that all outstanding shares of Class B Common Stock will be automatically converted; and (C) identify the place or places where certificates if any, for such shares may be surrendered in exchange for certificates, if any, representing Class A Common Stock, or the method by which book-entry interest in the Class A Common Stock may be obtained in exchange for such certificates in respect of shares of Class B Common Stock; provided that any failure to make such exchange on the Mandatory Conversion Date shall not affect the validity of the automatic conversion of such shares.

(b) Optional Conversion. Prior to the Mandatory Conversion Date, each record holder of outstanding Class B Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by complying with the requirements of any transfer agent and depositary for the Common Stock appointed by the Corporation for such conversion and sending a written notice by such record holder to the Corporation and any such transfer agent and depositary stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock (including, but not limited to, for the purpose of the sale or other disposition of such shares of Class A Common Stock), and requesting that the Corporation issue all of such shares of Class A Common Stock to the person or persons named in such notice. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender.

B. Class B Common Stock Net Litigation Recovery. Holders of record of outstanding Class B Common Stock on the Net Litigation Recovery Record Date will receive from the Corporation a percentage (set forth in the following sentence) of the proceeds of the Professional Liability Action net of (i) all related out-of pocket expenses of the Corporation, including legal fees, and (ii) all reasonable and documented costs and expenses incurred and all payments made or to be made by the Corporation in respect of counter-claims by Proskauer Rose, LLP and /or its employees, whether by direct payment by the Corporation to a plaintiff to such counter-claims or pursuant to any indemnification obligations, as determined by the Board of Directors in good faith (such net amount, the “Net Litigation Recovery”). The aggregate amount of the Net Litigation Recovery which will be distributed to holders of the Class B New Securities (the “Aggregate Available Distribution”) will be an amount equal to the product of the Net Litigation Recovery multiplied by 0.1. The holders of record on the Net Litigation Recovery Record Date of each outstanding share of Class B Common Stock shall be entitled to receive, in respect of each share of Class B Common Stock held by such holder, a pro rata portion of the Aggregate Available Distribution calculated as a fraction thereof, the numerator of which shall be one (1) and the denominator of which shall be 7,926,805, provided that, for the avoidance of doubt, no distribution shall be made in respect of Class B Common Stock that has been converted into Class A Common Stock prior to the Net Litigation Recovery Record Date. In the event of any combination in the number of outstanding shares of Class B Common Stock pursuant to Section A.3. of this Article FOURTH, the per-share pro rata portion of the Aggregate Available Distribution to be distributed to shares of the Class B Common Stock as described in the preceding sentence shall be increased proportionately on a per-share basis. Any portion of the Aggregate Available Distribution that is not distributed to holders of Class B Common Stock as a result of shares of Class B Common Stock being converted to Class A Common Stock prior to the Net Litigation Recovery Record Date shall be property of the Corporation.

The Corporation shall publicly announce the Net Litigation Recovery Record Date at least 10 days in advance of the Net Litigation Recovery Record Date (the date of such announcement being the “Net Litigation Recovery Announcement Date”) by issuing a press release for publication on a newswire service and publishing such press release on the website of the Corporation.

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The provisions of this Section B of this Article FOURTH may not be amended without the affirmative vote of the holders of at least a majority of the outstanding Class B Common Stock, nor may any corporate action which would alter or effect the rights of the holders of Class B Common Stock to receive the Aggregate Available Distribution as set forth in this Section B of this Article FOURTH be taken without the affirmative vote of the holders of at least a majority of the outstanding Class B Common Stock. Except as otherwise contemplated herein, any amendment to the provisions of this Article FOURTH shall not adversely affect the rights of the holders of the Class B Common Stock in any manner that is unique to the Class B Common Stock, unless agreed to by a majority of the holders of the Class B Common Stock voting as a class.

C. Preferred Stock. The Board of Directors is hereby expressly vested with the full authority provided for in DGCL Section 151 to issue the Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be specified in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Notwithstanding the foregoing, the Board of Directors will not, without the affirmative vote of at least a majority of the total voting power of the outstanding shares of Capital Stock entitled to vote on such matters (voting as a class), issue any Preferred Stock for any defensive of anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Corporation more difficult or costly.

D. Restrictions on Ownership of Capital Stock. The provisions of this Section D of this Article FOURTH and the authorities provided herein are intended to protect the Corporation’s license to engage in the coastwise trade (as hereinafter defined in Section G of this Article FOURTH) as provided in DGCL Section 151(b)(2) and shall govern and be effective so long as the business of the Corporation is subject to the Citizenship Rules, as hereinafter defined in Section G of this Article FOURTH.

1. Citizenship Policies. The Board of Directors shall from time to time establish or adopt by resolution and publicly disclose with respect to any class, classes, or series of Capital Stock any (a) ownership presumption or fair inference rule, (b) minimum ownership or safe harbor percentage or rule (including any limitation on the percentage of shares of Capital Stock that may be held through any depositary), (c) rule relating to the determination of which Persons are Beneficial Owners or the determination of a Person’s address or status as a U.S. Citizen, (d) dual share certificate system under which different forms of share certificates representing outstanding shares of Capital Stock are issued to U.S. Citizens and Non-U.S. Citizens, or (e) other comparable policy or procedure that the Board of Directors determines in good faith is necessary or advisable for the Corporation to adopt in order to satisfy and demonstrate compliance with the Citizenship Rules (collectively, the “Citizenship Policies”). Such policies may be revised by the Board of Directors from time to time, and any such revisions shall also be publicly disclosed. The Board of Directors shall also from time to time by resolution establish and implement appropriate and timely monitoring, counting and related procedures and protocols to evidence compliance with the Citizenship Rules and the Citizenship Policies. The Citizenship Policies, as amended, restated or supplemented from time to time, will be maintained at the executive offices of the Corporation and copies thereof will be made available to holders of the Capital Stock free of charge upon request.

2. Owners Required to Provide Information. In furtherance of the Citizenship Policies and in order to facilitate compliance with the Citizenship Rules, but without limiting the generality of the authority of the Board of Directors under Section D(1) of this Article FOURTH, every Person, as a condition to acquiring and holding title to or Beneficial Ownership of Capital Stock, must comply with the following provisions:

(a) Every Person acquiring or holding title to or Beneficial Ownership of 5% or more of the outstanding shares of Capital Stock must provide to the Corporation, promptly upon acquisition of shares of Capital Stock resulting in such Beneficial Ownership threshold, and at such other times as the Board of Directors may determine, a written statement or affidavit, as the Corporation may determine, duly signed, stating the name and address of such Beneficial Owner, the number of shares of Capital Stock Beneficially Owned by such Beneficial Owner as of a recent date, the legal structure of such Beneficial Owner, and a statement as to whether such Beneficial Owner is a U.S. Citizen; and

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(b) Every Beneficial Owner of Capital Stock must provide, or authorize such Beneficial Owner’s broker, dealer, custodian, depositary, nominee or similar agent to provide to the Corporation whether such Beneficial Owner’s address is or is not in the United States.

3. Legends. For so long as the restrictions set forth in this Section D of this Article FOURTH are in effect, each certificate representing shares of Capital Stock shall bear a legend in substantially the following form:

THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO OWNERSHIP, VOTING AND TRANSFER RESTRICTIONS AS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF OVERSEAS SHIPHOLDING GROUP, INC. (THE “CORPORATION”), AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “CERTIFICATE OF INCORPORATION”), AND ARE SUBJECT TO REDEMPTION IN CERTAIN INSTANCES DESCRIBED THEREIN. A COPY OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED FROM THE EXECUTIVE OFFICES OF THE CORPORATION.

E. Remedies for Non-Complying Shares.

1. No Continuing Interest.

(a) If, notwithstanding the other provisions contained in this Article FOURTH, there is a purported Transfer of shares of Capital Stock to any Person that if given effect would result in such shares becoming Non-Complying Shares, such purported Transfer shall be of no effect and void ab initio as to those shares that would otherwise become Non-Complying Shares, and the intended transferee shall be a “Prohibited Owner” with respect to the Non-Complying Shares and, to the fullest extent permitted by applicable law, shall acquire no right or interest (except as set forth in this Section E) in such Non-Complying Shares.

(b) If, notwithstanding the other provisions of this Article FOURTH, and for so long as, any Person who is a Beneficial Owner of shares of Capital Stock fails to provide or cause to be provided to the Corporation the written statements, affidavits or other information contemplated by Section E(2) of this Article FOURTH, all of the shares Beneficially Owned by such Person will become Non-Complying Shares, such Person shall be a “Prohibited Owner” and, to the fullest extent permitted by applicable law, shall cease to own any right or interest (except as set forth in this Section E) in all shares of Capital Stock Beneficially Owned by such Person at the time of such noncompliance unless and until such failure to so comply has been cured prior to any Transfer or redemption of Non-Complying Shares provided for under Section E(4) or Section E(5) of this Article FOURTH.

(c) Neither the Corporation nor its transfer agent shall be required to recognize any Prohibited Owner as a stockholder of the Corporation with respect to any Non-Complying Shares purportedly Transferred to or held by such Prohibited Owner except to the extent necessary to effect the provisions of this Section E.

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2. Notice. The Corporation will notify any Person (such notice, a “Noncompliance Notice”), some or all of whose shares of Capital Stock are or have become Non-Complying Shares, as soon as practicable after the Corporation determines to exercise any of the remedies with respect to such Non-Complying Shares available to it under this Section E of this Article FOURTH or otherwise under applicable law. The Noncompliance Notice shall be sent by first-class mail to such Person’s last address known to the Corporation and to the Person’s last known broker, dealer, custodian, depositary, nominee or similar agent, if any, and will be deemed to have been duly delivered and received five days following the date when so mailed. The failure of the Corporation to deliver a Noncompliance Notice, or any deficiency therein, shall not, to the fullest extent permitted by applicable law, affect the ability of the Corporation to implement the provisions of this Section E. If any Capital Stock is represented by one or more global certificates deposited with, or is held in electronic form and is registered in the name of, the Depository Trust Company or its nominees, agents, or successors (the “Depositary”), then any Noncompliance Notice to the Beneficial Owners of such global certificate or shares registered in the name of the Depositary shall be delivered in accordance with the applicable procedures of the Depositary.

3. Corporate Authority. If the Corporation shall at any time determine that a purported Transfer of a nature described in Section E(1)(a) of this Article FOURTH has taken place, is attempted or intended to take place, the Corporation may take such action as it deems advisable to refuse to give effect to or to prevent or void such Transfer, including, but not limited to, (i) refusing to give effect to such Transfer on the stock transfer books of the Corporation, (ii) instituting proceedings to enjoin such Transfer or acquisition, and (iii) pursuing the remedies provided for under Section E(4) or Section E(5) of this Article FOURTH or under applicable law, but the failure to take any such action shall not affect the Corporation’s other rights or any Beneficial Owner’s other obligations under this Article FOURTH.

4. Transfer of Non-Complying Shares to a Permitted Transferee. Notwithstanding any provision of this Article FOURTH, the Corporation shall have the power (but not the obligation), by action of the Board of Directors, in its sole discretion, and in the manner provided in this Section E(4) of this Article FOURTH, to require that the Prohibited Owner Transfer the Non-Complying Shares to a Permitted Transferee.

(a) As soon as practicable following the mailing of a Noncompliance Notice, but in any event within 30 days following such date or on such later date as the Board of Directors may determine, the Prohibited Owner shall Transfer the Non-Complying Shares to a Permitted Transferee. Prior to any Transfer by a Prohibited Owner of Non-Complying Shares to a purported Permitted Transferee, such Prohibited Owner shall give not less than five days’ prior written notice to the Corporation of such intended Transfer.

(b) If some or all of the Non-Complying Shares would continue to be Non-Complying Shares in the hands of the intended transferee, such Transfer shall be void ab initio as to that number of Non-Complying Shares that continue to be Non-Complying Shares, and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and, to the fullest extent permitted by applicable law, shall acquire no rights in such shares of Capital Stock, and the Corporation shall have the right to redeem such Non-Complying Shares immediately as provided in Section E(5) of this Article FOURTH.

(c) If for any reason the Prohibited Owner fails to Transfer Non-Complying Shares as provided herein, the Corporation may (but shall not be required to) cause the Transfer of all or any portion of the Non-Complying Shares to any Person, all without any action on the part of the Prohibited Owner.

5. Redemption of Non-Complying Shares. Notwithstanding any provision of this Article FOURTH, the Corporation shall have the power (but not the obligation), by action of the Board of Directors, in its sole discretion, and in the manner provided in Section E(6) of this Article FOURTH, to redeem Non-Complying Shares from a Prohibited Owner for a redemption price (which may consist of cash, property or rights, including securities of the Corporation or another corporation, as authorized by DGCL Section 151(b)(2) or any other applicable law) as the Board of Directors may determine, in its reasonable discretion.

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6. Redemption Procedures.

(a) In order to redeem Non-Complying Shares, the Corporation shall send a notice of redemption in writing to the applicable Prohibited Owner of record in the same manner as the Noncompliance Notice. Such notice shall set forth (i) the event requiring such redemption, (ii) the number of Non-Complying Shares to be redeemed, and the aggregate redemption price to be paid to such holder or Prohibited Owner, (iii) the date fixed for such redemption (to be a date not earlier than 15 days after the date of such notice) and (iv) the manner in which and the address to which the Prohibited Owner is to surrender to the Corporation the certificate or certificates (if any) representing the shares of Non-Complying Shares to be redeemed. Notwithstanding anything to the contrary contained herein, no failure to deliver a notice of redemption nor any deficiency therein shall, to the fullest extent permitted by applicable law, affect the validity of the procedure for the redemption of any shares of Non-Complying Shares to be redeemed except as to the Prohibited Owner(s) to whom the Corporation has failed to give said notice or except as to the Prohibited Owner(s) whose notice was defective.

(b) Each Prohibited Owner of Non-Complying Shares shall surrender the certificate or certificates (if any) representing, or other instrument of transfer with respect to, the shares to be redeemed to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the notice of redemption. On the redemption date, the full redemption price for such shares shall be payable to the Person whose name appears on such certificate or certificates as the owner thereof, or to his nominees, if any, and each surrendered certificate shall be canceled and retired as of the date specified in the notice provided for in clause (a) above. Notwithstanding anything to the contrary contained herein, no failure by any Prohibited Owner to deliver to the Corporation duly executed certificates representing, or other instruments of transfer with respect to, the shares to be redeemed hereunder shall, to the fullest extent permitted by applicable law, affect the validity of such redemption as of such date. Redemption of any Non-Complying Shares represented by a global certificate shall be carried out in accordance with the procedures of the Depositary, if any.

(c) Redemptions in cash pursuant to this Section E(6) shall be made to the extent of funds legally available therefor. If on any date fixed for redemption in cash funds of the Corporation legally available therefor shall be insufficient to redeem all of the shares of Non-Complying Shares to be redeemed, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Non-Complying Shares held by the applicable Prohibited Owner. The redemption requirements provided hereby shall be continuous, so that if on any redemption date such requirements shall not be fully discharged, without further action by any Prohibited Owner, funds legally available shall be applied therefor until such requirements are fully discharged. Alternatively, the Corporation may redeem for cash on a pro rata basis as aforesaid only those Non-Complying Shares for which funds are legally available and redeem the balance with property or rights, including securities of the Corporation or another corporation.

7. Dividends and Distributions. Any dividends or distributions that are or become payable with respect to any Non-Complying Shares Beneficially Owned by such Person shall be placed in a segregated account and shall not be paid to such Person on the applicable payment date. The amounts and property held in the segregated account shall be held for the benefit of any Permitted Transferee of such Non-Complying Shares or the Corporation. Such amounts and property shall be released to any Permitted Transferee upon the completion of a Transfer of such Non-Complying Shares in accordance with Section E(4) of this Article FOURTH, or to the Corporation upon the completion of a redemption of such Non-Complying Shares in accordance with Sections E(5) and E(6) of this Article FOURTH.

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8. Distributions Upon Liquidation, Dissolution or Winding-Up. A Prohibited Owner shall not be entitled to receive distributions in respect of Non-Complying Shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation. That portion of the assets of the Corporation available for distribution in respect of Non-Complying Shares in such event shall be distributed as determined by the Board of Directors, and may, if so determined by the Board of Directors, be shared ratably with each other holder of Capital Stock entitled to receive such a distribution (determined based upon the ratio that the number of Non-Complying Shares of Capital Stock bears to the total number of shares of Capital Stock entitled to receive such a distribution then outstanding).

9. Voting. A Prohibited Owner shall have no voting rights with respect to Non-Complying Shares. Any vote by a Prohibited Owner with respect to Non-Complying Shares prior to the discovery by the Corporation that such shares of Capital Stock are Non-Complying Shares shall, to the full extent permitted by applicable law, be deemed rescinded and shall be void ab initio with respect to such Non-Complying Shares. However, in the event that the Corporation has already taken irreversible corporate action, including but not limited to effecting a merger, the creation and issuance of shares of Capital Stock, an amendment to this Amended and Restated Certificate of Incorporation, a sale of assets, or dissolution of the Corporation, then such vote by the Prohibited Owner with respect to Non-Complying Shares shall not be deemed rescinded.

10. Principal Market Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Amended and Restated Certificate of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the Principal Market. The fact that the settlement of any transaction occurs or takes place shall not, to the fullest extent permitted by applicable law, negate the effect of any other provision of this Article FOURTH, and any transferee in such a transaction shall, to the fullest extent permitted by applicable law, be subject to all of the provisions and limitations set forth in this Article FOURTH.

F. Non-Voting Equity Securities. Notwithstanding anything to the contrary herein, the Corporation shall in no event issue any non-voting equity securities in violation of chapter 11 of title 11 of the United States Code; provided, however, that the foregoing prohibition (i) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such Section 1123(a)(6) of the Bankruptcy Code is in effect and (iii) may be amended or eliminated in accordance with applicable law. The prohibition on the issuance of nonvoting equity securities is included in this Amended and Restated Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. § 1123(a)(6)).

G. Definitions. In this Article FOURTH, the following terms are used with the meanings set forth below:

“Aggregate Available Distribution” shall have the meaning ascribed to it in the Section B of this Article FOURTH.

“Bankruptcy Code” shall mean the United States Bankruptcy Code.

“Beneficial Ownership” shall mean with respect to Capital Stock, direct or indirect beneficial ownership thereof, by any Person determined in accordance with Rule 13d-3 under the Exchange Act, as amended, and as amended, restated or supplemented by the Citizenship Policies. The terms “Beneficial Owner,” “Beneficially Owns”, “Beneficially Owned” and “Beneficially Owning” shall have the correlative meanings.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Capital Stock” shall have the meaning ascribed to it in the first paragraph of this Article FOURTH.

“Citizenship Policies” shall have the meaning ascribed to it in Section D(1) of this Article FOURTH.

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“Citizenship Rules” shall mean all provisions of United States law regulating the citizenship of the chief executive officer of, a director in, or the ownership, voting, and control of, any Person who owns, documents, or operates any vessel engaged in the coastwise trade as provided in 46 U.S.C. Ch. 551, 46 U.S.C. Ch. 505, 46 U.S.C. Ch. 121, and other applicable laws, and the regulations issued by the United States Secretary of Transportation and the Department of Homeland Security, or any successor agency thereto, pursuant thereto, in each case as now in effect and as the same may be from time to time amended.

“coastwise trade” shall have the meaning given to it in 46 U.S.C. Ch. 551, as now in effect and as the same may be from time to time amended.

“Common Stock” shall have the meaning ascribed to it in the first paragraph of this Article FOURTH.

“Depositary” shall have the meaning ascribed to it in Section E(2) of this Article FOURTH.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Net Litigation Recovery” shall have the meaning ascribed to it in the Section B of this Article FOURTH.

“Net Litigation Recovery Record Date” shall mean the record date for distribution of the Net Litigation Recovery, which shall be no more than 20 days after the final determination of the amount of Net Litigation Recovery, as determined by the Board of Directors.

“Noncompliance Notice” shall have the meaning ascribed to it in Section E(2) of this Article FOURTH.

“Non-Complying Shares” shall mean, at any time, any shares of Capital Stock Beneficially Owned by any Person (a) the ownership of which, either individually or when taken together with the Beneficial Ownership by any other Person or Persons of shares of Capital Stock that were acquired before the date that the subject shares were acquired, does not comply with the Citizenship Rules or the Citizenship Policies or (b) which Person has failed to provide to the Corporation any written statement or affidavit required pursuant to Section D(2) of this Article FOURTH.

“Non-U.S. Citizen” means a Person who does not meet the definition of a U.S. Citizen set forth herein.

“Permitted Transferee” shall mean any Person to whom a Prohibited Owner Transfers Non-Complying Shares if such shares would no longer be Non-Complying Shares if Beneficially Owned by such Permitted Transferee.

“Person” shall mean an individual, limited liability company, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government, state or political subdivision thereof or any agency of such government, state or political subdivision.

“Principal Market” for any class or series of Capital Stock shall mean (a) the New York Stock Exchange, the American Stock Exchange or the NASDAQ if the relevant class or series of Capital Stock is listed or admitted to trading on any of the foregoing, or (b) if such Capital Stock is not listed or admitted to trading on any of the foregoing, then such other securities exchange or over-the-counter market in the United States, or national quotations system in the United States, on or over which such Capital Stock trades, as the Board of Directors or stockholders may determine.

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“Professional Liability Action” means any claims asserted against Proskauer Rose LLP and certain individual defendants in connection with certain credit agreements and the tax consequences of those agreements under Section 956 of the Internal Revenue Code that are the subject of adversary proceeding 13-52492 (Bankr. D. Del.) and the action captioned Overseas Shipholding Group, Inc. v. Proskauer Rose, LLP, et al., Index No. 650765/2014 (N.Y. Sup. Ct.) and any such claim which may be asserted in any other proceeding against Proskauer Rose LLP or its current or former partners or members by the Debtors (as defined in the Order).

“Prohibited Owner” shall have the meaning ascribed to it in Section E(1) of this Article FOURTH.

“Transfer” (as a noun) shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Capital Stock to any Person whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall have the correlative meaning. “Transfer” includes any arrangement whereby (i) a Person holds title through any trust or with a fiduciary obligation towards another Person, (ii) a Person may exercise voting power, directly or indirectly, through any contract or understanding, on behalf of another Person, and (iii) a Person may exercise control over another Person by any other means.

“U.S. Citizen” shall mean a Person that is permitted by the Citizenship Rules to engage in the coastwise trade.

H. Reverse Stock Split. As of 12:01 a.m. on June 13, 2016 (the “Effective Time”), (x) each 6 shares of Class A Common Stock, par value $0.01 per share, issued and outstanding immediately prior thereto (the “Old Class A Common Stock”) shall, automatically and without further action on the part of the Corporation or any holder of such Old Class A Common Stock, be reclassified and combined into one validly issued, fully paid and nonassessable share of Class A Common Stock and (y) each 6 shares of Class B Common Stock, par value $0.01 per share, issued and outstanding immediately prior thereto (the “Old Class B Common Stock”) shall, automatically and without further action on the part of the Corporation or any holder of such Old Class B Common Stock, be reclassified and combined into one validly issued, fully paid and nonassessable share of Class B Common Stock. From and after the Effective Time, certificates previously representing shares of Old Class A Common Stock (if such shares are held in certificated form) and Old Class B Common Stock (if such shares are held in certificated form) will, until such shares are surrendered to the Corporation in exchange for certificates representing such new number of shares of Class A Common Stock and Class B Common Stock, as applicable, represent the number of shares of Class A Common Stock and Class B Common Stock, as applicable, into which such shares of Old Class A Common Stock and Old Class B Common Stock shall have been reclassified and combined pursuant to this paragraph. In any case in which the reclassification of shares of Old Class A Common Stock and Old Class B Common Stock into shares of Class A Common Stock and Class B Common Stock, as applicable, would otherwise result in any holder of Class A Common Stock or Class B Common Stock holding a fractional share, such holder shall be entitled to receive from the Corporation, in lieu of such fractional share, an amount in cash equal to the fair value of such fractional interest as of the Effective Time.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a) The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

(b) The number of directors constituting the Board of Directors shall not be less than seven or more than eleven, but shall initially equal nine.

(c) The directors of the Corporation shall be elected each year at the annual meeting of stockholders. Each elected director shall serve until the next annual meeting of stockholders.

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(d) Vacancies in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled as provided in the By-Laws.

(e) Any director or the entire Board of Directors may be removed from office by the affirmative vote of at least a majority of the total voting power of the outstanding shares of Capital Stock entitled to vote in any annual election of directors or class of directors, voting together as a single class.

(f) Advance notice of nominations by stockholders for the election of directors, and of stockholder proposals regarding action to be taken at any meeting of stockholders, shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

(g) Except as expressly provided in the By-Laws of the Corporation, the Board of Directors of the Corporation shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation. Notwithstanding the foregoing, the Board of Directors shall not amend Article XIV of the By-Laws without the affirmative vote of at least a majority of the total voting power of the outstanding shares of Capital Stock entitled to vote on such matters (voting as a class).

(h) No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, officer, or both, as applicable, provided that nothing contained in this Second Amended and Restated Certificate of Incorporation shall eliminate or limit the liability of (i) a director or officer for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) a director under Section 174 of the DGCL; (iv) a director or officer for any transaction from which he or she derived an improper personal benefit; (v) an officer in any action by or in the right of the Corporation or (vi) a director or officer to the extent that such an elimination from or limitation of liability is prohibited under the DGCL. If the DGCL is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors and/or officers, then the liability of a director and/or officer of the Corporation, as applicable, shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of Section 102(b)(7) of the DGCL or of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification. All references in this paragraph to an “officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

(i) (i) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended to increase the scope of such permitted indemnification, any person (a “Covered Person”) who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) and whether formal or informal (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans, against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred, by such Covered Person in connection with such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in subparagraph (iii), the Corporation shall be required to indemnify or advance expenses to a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (and not by way of defense) against the Corporation only if the commencement of such Proceeding (or part thereof) by the Covered Person (A) was authorized in the specific case by the Board of Directors, or (B) was brought to establish or enforce a right to indemnification under this Amended and Restated Certificate of Incorporation, the By-Laws, any agreement, the DGCL or otherwise.

(ii) The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended to be more permissive, pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Covered Person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this paragraph (i) or otherwise.

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(iii) If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this paragraph (i) is not paid in full within thirty days after a written claim therefor by the Covered Person has been presented to the Corporation, the Covered Person may file suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In addition, the Covered Person may file suit against the Corporation to establish a right to indemnification or advancement of expenses. In any such action the Corporation shall have the burden of proving by clear and convincing evidence that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(iv) The rights conferred on any Covered Person by this paragraph (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the By-Laws, agreement, any insurance policy, vote of stockholders or disinterested directors or otherwise.

(v) The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is an officer or director of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced to the extent such Covered Person has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise payable by the Corporation.

(vi) Any repeal or modification of the provisions of this paragraph (i) shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

SIXTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation. Notwithstanding the foregoing, in addition to any vote required by law, (x) any amendment or repeal of any provision of Article FOURTH must be approved as provided therein, (y) any amendment or repeal of the provisions of this Article SIXTH, Article SEVENTH and Article EIGHTH must be approved at any regular or special meeting of the stockholders of the Corporation upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of Capital Stock and (z) any amendment or repeal of the provisions of Article FIFTH must be approved at any regular or special meeting of the stockholders of the Corporation upon the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Capital Stock, together with any required approval otherwise set forth in this Amended and Restated Certificate of Incorporation, as amended from time to time.

SEVENTH: Any action required or permitted to be taken by the holders of Common Stock must be effected at an annual or special meeting of the stockholders of the Corporation duly called in accordance with the By-Laws, or as otherwise provided by the By-Laws.

EIGHTH: The Corporation elects not to be governed by Section 203 of the DGCL.

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IN WITNESS WHEREOF, I have hereunto set my hand and seal, this 11th day of July, 2023.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/ SUSAN ALLAN
Name:	Susan Allan
Title:	Vice President, General Counsel and Corporate Secretary

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